UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018
REDFIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38160	74-3064240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 Stewart Street, Suite 600 Seattle, Washington 98101
(Address of Principal Executive Offices) (Zip Code)

(206) 576-8333
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2018, the Board of Directors (the “Board”) of Redfin Corporation (the “Company”) appointed David H. Lissy as a Class I Director, effective as of the same date.
Mr. Lissy has served as the Executive Chairman of Bright Horizons Family Solutions Inc. (“Bright Horizons”), a company that provides child care and early education, dependent care, and educational advisory services for employers and families, since January 2018. He has served as a director of Bright Horizons since 2001. Previously, Mr. Lissy served as Chief Executive Officer of Bright Horizons from January 2002 to January 2018, and served as Chief Development Officer of Bright Horizons and as Executive Vice President prior to that. Mr. Lissy currently serves on the boards of Bright Horizons, Jumpstart and Ithaca College. Mr. Lissy holds a B.S. in Business and Economics from Ithaca College.
Mr. Lissy will receive an annual cash retainer of $30,000 per year in accordance with the Company’s existing compensation policy for non-employee directors. Mr. Lissy will also receive an initial award of 1,552 restricted stock units (“RSUs”), representing a prorated portion of the Company’s 2017-2018 annual Board compensation. These RSUs will vest in full on May 20, 2018.

The Company has entered into its standard form of indemnification agreement with Mr. Lissy. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on July 17, 2017.

There is no arrangement or understanding with any person pursuant to which Mr. Lissy was appointed as a member of the Board, and Mr. Lissy does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDFIN CORPORATION
Date: March 5, 2018	By:	/s/ Chris Nielsen
Chris Nielsen
Chief Financial Officer

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